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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DG FastChannel, Inc. f/k/a Digital Generation Systems, Inc.:

We consent to the use of our report dated March 30, 2007 with respect to the consolidated balance sheets of DG FastChannel, Inc. and subsidiaries (f/k/a Digital Generation Systems, Inc.) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our audit report refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

KPMG LLP

Dallas, Texas
November 26, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm